                                  AMENDMENT TO

                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated October 7, 1996, by and among AIM Variable Insurance Funds, A I M Distributors, Inc., IDS Life Insurance Company and American Express Financial Advisors Inc., (collectively, the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

     WHEREAS, the Parties desire to amend Schedule B of the Agreement to address a logo change;

     NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: January 1, 2003.


                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Carol F. Relihan
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Carol F. Relihan
Title: Assistant Secretary              Title: Senior Vice President

(SEAL)


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim Coppedge                By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Michael J. Cemo
Title: Assistant Secretary              Title: President

(SEAL)


                                        IDS LIFE INSURANCE COMPANY


Attest: /s/ Mary Ellyn Minenko          By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name: Mary Ellyn Minenko                Name: Gumer C. Alvero
Title: Assistant Secretary              Title: Executive Vice President,
                                               Annuities

(SEAL)

                                        AMERICAN EXPRESS FINANCIAL ADVISORS INC.


Attest: /s/ C. Nikol Davies             By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name: C. Nikol Davies                   Name: Gumer C. Alvero
Title: Assistant Secretary              Title: Vice President,
                                               General Manager Annuities

(SEAL)

                                   SCHEDULE B

                             LOGO COLORS

(AIM INVESTMENTS(SM) LOGO)   One Color - both the box and the word Investments
                             print black with a white Chevron and White AIM inside the box.

(AIM INVESTMENTS(SM) LOGO)   Two Colors - in printed versions of the logo, the
                             preferred usage is always two color reproduction.
                             The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing
                             Black.

                             Four Color Process - the box prints Cyan 100% Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The word Investments prints solid black.